Exhibit 99.1

FibroBiologics Appoints Jason D. Davis, CPA, as Chief Financial Officer

Seasoned finance executive brings over 20 years of public company and capital markets experience to support clinical-stage growth

HOUSTON, June 9, 2025 /GlobeNewswire/ — FibroBiologics, Inc. (Nasdaq: FBLG) (“FibroBiologics”), a clinical-stage biotechnology company with 275+ patents issued and pending with a focus on the development of therapeutics and potential cures for chronic diseases using fibroblasts and fibroblast-derived materials, today announced the appointment of Jason D. Davis, CPA, as Chief Financial Officer, effective immediately.

Mr. Davis brings extensive experience in corporate finance, capital markets, and SEC reporting, with a proven track record of successfully leading companies through critical growth phases, including IPOs and capital raising initiatives. His appointment comes as FibroBiologics advances toward its Phase 1/2 clinical trial for diabetic foot ulcers in the second half of 2025 and continues to expand its fibroblast-based therapeutic platform.

“Jason brings exactly the kind of experience and leadership we need at this pivotal moment. His deep understanding of public company operations and capital markets isn’t just helpful — it’s a force multiplier as we move our lead program into the clinic. He knows how to raise capital in a complex biotech environment, and that makes him a critical part of our mission to drive long-term innovation and deliver exceptional value to shareholders,” commented, Pete O’Heeron, FibroBiologics’ Founder, Chairman and Chief Executive Officer.

Mr. Davis added, “FibroBiologics, with its fibroblast-based platform, strong intellectual property portfolio, and well-defined clinical strategy, offers a truly differentiated approach to the development of therapeutics and potential cures for chronic diseases, and has all the elements of a high-growth, high-impact enterprise. I’m excited to bring my experience in public company finance to the table as we execute, scale, and deliver meaningful value — not just for shareholders, but for patients around the world.”

Mr. Davis most recently served as Chief Financial Officer of Virax Biolabs, where he helped navigate the company through its successful IPO in July 2022. During his tenure, he led multiple capital raises with favorable terms, managed all periodic reports and other filings with the SEC, and implemented public company governance best practices. Prior to Virax, Mr. Davis served in various finance roles for several public companies, including HyperDynamics Corp, where he increased the company’s market cap from $20 million to over $700 million and raised over $200 million in multiple transactions from U.S. and European capital markets. He received his B.B.A. in Accounting from the University of Houston and is a CPA certified in Texas.

For more information, please visit FibroBiologics’ website or email FibroBiologics at info@fibrobiologics.com

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning plans for, and the timing of, clinical trials, and the role to be played by, and impact of, the Chief Financial Officer. These forward-looking statements are based on FibroBiologics’ management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside FibroBiologics’ management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including those set forth under the caption “Risk Factors” and elsewhere in FibroBiologics’ annual, quarterly and current reports (i.e., Form 10-K, Form 10-Q and Form 8-K) as filed or furnished with the SEC and any subsequent public filings. Copies are available on the SEC’s website, www.sec.gov. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (a) risks related to FibroBiologics’ liquidity and its ability to maintain capital resources sufficient to conduct its business; (b) expectations regarding the initiation, progress and expected results of our R&D efforts and preclinical studies; (c) the unpredictable relationship between R&D and preclinical results and clinical study results; and (d) the ability of FibroBiologics to successfully prosecute its patent applications. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and FibroBiologics assumes no obligation and, except as required by law, does not intend to update, or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. FibroBiologics gives no assurance that it will achieve its expectations.

About FibroBiologics

Based in Houston, FibroBiologics is a clinical-stage biotechnology company developing a pipeline of treatments and seeking potential cures for chronic diseases using fibroblast cells and fibroblast-derived materials. FibroBiologics holds 275+ US and internationally issued patents/patents pending across various clinical pathways, including wound healing, multiple sclerosis, disc degeneration, psoriasis, orthopedics, human longevity, and cancer. FibroBiologics represents the next generation of medical advancement in cell therapy and tissue regeneration. For more information, visit www.FibroBiologics.com.

General Inquiries:

info@fibrobiologics.com

Investor Relations:

Nic Johnson

Russo Partners

(212) 845-4242

fibrobiologicsIR@russopr.com

Media Contact:

Liz Phillips

Russo Partners

(347) 956-7697

Elizabeth.phillips@russopartnersllc.com